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                                                                   EXHIBIT 23(C)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Forest City Enterprises, Inc. and subsidiaries on Form S-8 (File No.33-65058) of our report dated March 13, 1997, on our audits of the consolidated financial statements and financial statement schedules of Forest City Enterprises, Inc. and subsidiaries as of January 31, 1997 and 1996, and for the years ended January 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                            Coopers & Lybrand L.L.P.
Cleveland, Ohio
April 24, 1997